UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2024

VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)

844-399-8998
Registrant’s telephone number, including area code

 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOAR.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Between January 9 and January 12, 2024, Volato Group, Inc. (the “Company”) entered into Employee Invention Assignment, Restrictive Covenants, and Confidentiality Agreements (the “Covenants Agreements”) with each of Matthew Liotta, its Chief Executive Officer, Nicholas Cooper, its Chief Commercial Officer, and Keith Rabin, its Chief Operating Officer (each an “NEO” and collectively, the “NEOs”).  Each of the Covenants Agreements were in substantially the same form and entered into in connection with the respective Employment Agreements entered into by each NEO which were effective December 1, 2023.

The Covenants Agreements include a non-compete covenant restricting the respective NEO from engaging in activities competitive to those of the Company within the United States during employment and for a period of 12 months following termination of employment and also include restrictive covenants prohibiting the respective NEO from soliciting employees or customers during employment and for a period of 12 months following termination of employment, as further described in each Covenants Agreement.

The Covenants Agreements also include confidentiality restrictions which require the respective NEO to maintain the confidentiality of the Company’s Protected Information (as defined in the Covenants Agreement), which includes the Company’s Confidential Information and Trade Secrets (each as defined in the Covenants Agreement).

Under the Covenants Agreements, each respective NEO irrevocably assigns to the Company all rights to any inventions related to the Company’s business or resulting from any work performed using the Company’s resources and grants the Company a nonexclusive, irrevocable, paid-up, royalty-free license to any inventions conceived or acquired prior to employment with the Company that would qualify as subject inventions under the Covenants Agreement if made during employment with the Company. Each NEO also agrees to assist the Company with any necessary documentation relating to patent applications and copyright protections.

The description of the Covenants Agreement set forth above is not complete and is qualified in its entirety by reference to the Form of Covenants Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Employee Invention Assignment, Restrictive Covenants, and Confidentiality Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024

Volato Group, Inc.

By:	/s/Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer